Exhibit 99.2

For Immediate Release
July 31, 2019

The Carlyle Group Announces Conversion to Full C-Corporation
Reports Second Quarter 2019 Financial Results

•	U.S. GAAP results included net income attributable to The Carlyle Group L.P. common unitholders of $148 million, or $1.23 per common unit on a diluted basis, for Q2 2019

•	Distributable Earnings of $213 million on a pre-tax basis for Q2 2019 and $0.57 per common unit on a post-tax basis in Q2 2019

•	Declared a quarterly distribution of $0.43 per common unit for Q2 2019

•	Assets Under Management of $222.7 billion as of Q2 2019, up 6% over the last twelve months

•	Net accrued performance revenues of $1.9 billion as of Q2 2019, down 3% over the last twelve months

•	$4.4 billion in realized proceeds in Q2 2019 and $20.4 billion realized over the last twelve months

•	$7.3 billion of invested capital in Q2 2019 and $25.6 billion invested over the last twelve months

•	$3.5 billion in capital raised in Q2 2019 and $23.5 billion raised over the last twelve months

•	Announced plans to convert to a Full C-Corporation with an expected effective date of January 1, 2020
Washington, DC – Global investment firm The Carlyle Group L.P. (NASDAQ: CG) today announced its plans to convert to a corporation and reported its unaudited results for the second quarter ended June 30, 2019.

Details on Carlyle's Conversion to a Full C-Corporation

•	All of Carlyle’s private holdings units and common units will be exchanged for one class of common shares, creating a simple, transparent corporate structure

•	New one-share/one-vote structure will deliver industry-leading governance rights to all shareholders

•
Conversion to a Full C-Corporation is expected to improve trading liquidity by increasing Carlyle’s appeal to a broader group of passive and active investors through potential inclusion into indices and benchmarks utilized by more than $7 trillion of industry assets

•
New annual dividend of $1.00 per share will provide an approximate 4% yield on current unit price, more than double the average S&P500 constituent, and incremental retained earnings will enhance capital allocation flexibility

•	Termination of the Tax Receivable Agreement for $1.50 per private holdings unit, payable over five years, improving simplicity for all shareholders and removing future associated liabilities

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“The path we’ve chosen is differentiated and positions us in the best way to drive long-term value,” said Carlyle Co-CEOs Kewsong Lee and Glenn Youngkin. “It improves our trading liquidity, makes us more attractive to new investors, provides a fixed dividend that enables improved capital allocation and offers an attractive yield, and enhances shareholder alignment under a new one-share/one vote governance model.”

Commenting on earnings, Lee and Youngkin added, “Our second quarter results highlight how much progress our people are making towards key goals and how much momentum we have. We more than doubled Fee Related Earnings over the past year, eclipsed our $100 billion fundraising goal, and increased total Assets Under Management to a record $223 billion.”

“We couldn’t be more pleased to see the company we started over 30 years ago achieve this next step in our evolution,” said Carlyle Co-Founders David Rubenstein, Bill Conway and Dan D’Aniello. “We are confident this step will support Carlyle’s growth long into the future. We want to thank the entire Carlyle team for their commitment to creating value for all stakeholders.”

U.S. GAAP results for Q2 2019 included income before provision for income taxes of $542 million, an increase of 114% from Q2 2018, and net income attributable to The Carlyle Group L.P. common unitholders of $148 million, or net income per common unit of $1.23, on a diluted basis. U.S. GAAP results for the twelve months ended June 30, 2019 included income before provision for income taxes of $994 million and net income attributable to The Carlyle Group L.P. common unitholders of $281 million. Total balance sheet assets were $13 billion as of June 30, 2019.

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Carlyle Consolidated GAAP Results

The Carlyle Group L.P.
Summary U.S. GAAP Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended					LTM
	Jun 30, 2018	Sep 30, 2018	Dec 31, 2018	Mar 31, 2019	Jun 30, 2019	Jun 30, 2019
	(Dollars in millions, except per unit data)
Revenues
Fund management fees	$301.3	$328.8	$377.4	$353.4	$390.9	$1,450.5
Incentive fees	7.4	6.8	9.7	8.1	8.8	33.4
Investment income, including performance allocations	503.3	258.6	(314.9)	650.9	589.6	1,184.2
Revenue from consolidated entities	53.6	60.5	53.1	52.4	45.8	211.8
All other revenues	28.0	24.4	26.4	22.2	26.0	99.0
Total revenues	893.6	679.1	151.7	1,087.0	1,061.1	2,978.9

Expenses
Cash-based compensation and benefits	176.0	186.6	196.8	210.5	221.4	815.3
Equity-based compensation	64.9	49.7	40.4	36.0	35.2	161.3
Performance allocations and incentive fee related compensation	222.0	146.0	(149.7)	185.4	113.6	295.3
General, administrative and other expenses	126.8	166.2	72.7	112.5	110.7	462.1
Expenses from consolidated funds	45.3	40.5	42.9	38.1	27.5	149.0
Interest and other non-operating expenses (income)	18.7	26.6	19.8	20.0	19.9	86.3
Total expenses	653.7	615.6	222.9	602.5	528.3	1,969.3

Net investment gains (losses) of consolidated funds	12.9	(2.9)	(7.5)	(14.2)	9.2	(15.4)
Income (loss) before provision for income taxes	252.8	60.6	(78.7)	470.3	542.0	994.2
Provision (benefit) for income taxes	11.6	17.4	(5.5)	24.0	15.5	51.4
Net income	241.2	43.2	(73.2)	446.3	526.5	942.8
Net income attributable to non-controlling interests in consolidated entities	16.7	14.5	(8.3)	(4.5)	39.8	41.5
Net income attributable to Carlyle Holdings	224.5	28.7	(64.9)	450.8	486.7	901.3
Net income attributable to non-controlling interests in Carlyle Holdings	155.1	11.2	(54.8)	307.9	332.6	596.9
Net income attributable to The Carlyle Group L.P.	69.4	17.5	(10.1)	142.9	154.1	304.4
Net income attributable to Series A Preferred Unitholders	5.9	5.9	5.9	5.9	5.9	23.6
Net income attributable to The Carlyle Group L.P. Common Unitholders	$63.5	$11.6	$(16.0)	$137.0	$148.2	$280.8

Net income attributable to The Carlyle Group L.P. per common unit
Basic	$0.62	$0.11	$(0.15)	$1.25	$1.34	$2.55
Diluted	$0.56	$0.10	$(0.15)	$1.18	$1.23	$2.36

Income before provision for income taxes(1) was $542 million for Q2 2019, compared to $253 million for Q2 2018. The increase in income before provision for income taxes in Q2 2019 compared to Q2 2018 was primarily due to a $195 million increase in investment income, including performance allocations, net of related compensation; a $90 million increase in fund management fees primarily due to the commencement of the investment period for certain newly raised funds; and a $30 million decrease in equity-based compensation due to the final vesting of the IPO awards in May 2018. The increase was partially offset by a $45 million increase in cash-based compensation and benefits.

The income before provision for income taxes for Q2 2019 includes $271 million in investment income from our equity method investment in Fortitude Re, which closed in Q4 2018. This amount includes $231 million in gains from changes in fair value of embedded derivatives as a result of accounting principles related to derivatives and hedging (DIG B36 (2)). The income before provision for income taxes for Q2 2019 also includes $72 million of gain upon the final resolution of French tax litigation concerning a European Real Estate fund, reversing in part a loss that was recognized in 2015.

Net income attributable to The Carlyle Group L.P. Common Unitholders was $148 million, or $1.23 per common unit on a diluted basis for Q2 2019, compared to $64 million, or $0.56 per common unit on a diluted basis for Q2 2018.

See Notes at end of document.

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Non-GAAP Operating Results

Carlyle Group Summary

						LTM	% Change
$ in millions, except per unit data and where noted
	Q2 2018	Q3 2018	Q4 2018	Q1 2019	Q2 2019	Q3 18 - Q2 19	QoQ	YoY	LTM

Fee Related Earnings	57.8	89.0	175.4	103.3	132.7	500.4	28%	130%	127%

Distributable Earnings	114.5	210.0	210.5	100.8	213.4	734.7	112%	86%	10%

Distributable Earnings, Tax and Per Unit Information

Distributable Earnings	$114.5	$210.0	$210.5	$100.8	$213.4	$734.7

Less: Estimated foreign, state, and local taxes(1)	6.9	9.4	5.7	7.1	7.6	29.8
Less: Preferred unit distributions	5.9	5.9	5.9	5.9	5.9	23.6

Distributable Earnings (after taxes and preferred unit distributions)	$101.7	$194.7	$198.9	$87.8	$199.9	$681.3

Allocating Distributable Earnings for only public unitholders of The Carlyle Group L.P.

Distributable Earnings to The Carlyle Group L.P.	$31.8	$62.0	$64.4	$28.4	$67.0	$221.8

Less: Estimated current corporate income taxes(2)	1.1	1.2	1.2	1.2	1.2	4.8

Distributable Earnings Attributable to Common Unitholders	$30.7	$60.8	$63.2	$27.2	$65.8	$217.0

Distributable Earnings, net, per The Carlyle Group L.P. common unit outstanding	$0.29	$0.56	$0.57	$0.25	$0.57	$1.95

Distribution per common unit	$0.22	$0.42	$0.43	$0.19	$0.43	$1.47

Outstanding Units (in millions):
The Carlyle Group L.P. common units outstanding	102.1	107.8	107.7	110.1	110.7
Carlyle Holdings partnership units not held by The Carlyle Group L.P.	233.2	231.5	231.0	230.8	230.5
Total Outstanding units	335.3	339.3	338.7	340.9	341.2

Units eligible for distribution (in millions) **	106.2	108.3	110.5	110.5	116.1
** Includes approximately 5.4 million net common units that will be issued in August 2019 in connection with the vesting of deferred restricted common units. For purposes of this calculation, these common units have been added to the common units outstanding as of June 30, 2019 because they will participate in the unitholder distribution that will be paid on the common units in August 2019. Subsequent to the August 2019 vesting of deferred restricted common units, our total outstanding units are estimated to be approximately 347 million.

Totals may not sum due to rounding. See Notes at end of document.

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Carry Fund Appreciation and Net Accrued Performance Revenues
Carlyle's carry fund portfolio appreciated 2% during Q2 2019 and 6% over the past twelve months. Carlyle's private carry fund portfolio appreciated 2% and the public carry fund portfolio depreciated 5% during Q2 2019, in both cases excluding Investment Solutions. As of June 30, 2019, public positions accounted for 7% of remaining fair value across our Corporate Private Equity, Real Assets and Global Credit carry funds. Carry fund valuations for Q2 2019 were most positively impacted by our U.S. Realty, Asia Buyout and AlpInvest funds, offset by weakness in the NGP Energy funds.
Net Accrued Performance Revenues were $1.9 billion as of June 30, 2019, up 5% from the prior quarter and down 3% from a year ago, as realized net performance revenues outpaced the creation of new performance revenue over the past year.

	Carry Fund Appreciation/(Depreciation)(1)					LTM	Net Accrued Performance Revenues(2) ($ in millions)
	Q2 2018	Q3 2018	Q4 2018	Q1 2019	Q2 2019	Q3 2018 - Q2 2019	Q2 2019
Overall Carry Fund Appreciation/(Depreciation)	5%	3%	(2)%	3%	2%	6%

Corporate Private Equity	3%	1%	(2)%	3%	1%	3%	$1,168

Real Assets	7%	3%	(7)%	3%	0%	(1)%	$582
Real Estate	5%	3%	(1)%	5%	6%	12%	$368
Natural Resources (3)	9%	3%	(7)%	3%	(4)%	(6)%	$212

Global Credit Carry Funds	3%	1%	(2)%	5%	1%	5%	$69

Investment Solutions Carry Funds	8%	5%	2%	3%	4%	14%	$97

Net Accrued Performance Revenues							$1,915

Note: Carlyle's remaining exposure to the Legacy Energy funds is no longer significant to Net Accrued Performance Revenues, and accordingly, Legacy Energy is no longer reflected in the appreciation table above beginning with Q2 2019. Prior period impact on Real Assets and Overall Carry Fund Appreciation has not been adjusted. As of Q2 2019, net accrued performance revenue includes approximately $1 million primarily attributable to one Legacy Energy coinvestment vehicle, reflected in the Real Assets subtotal of $582 million.

The sum of quarters may not equal LTM due to rounding. Totals may not sum due to rounding. See Notes at end of document.

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Carlyle All Segment Results

•
Distributable Earnings were $213 million in Q2 2019 and $735 million over the LTM. Q2 2019 Distributable Earnings included $133 million in Fee Related Earnings, $21 million in Realized Net Performance Revenues and $74 million in Realized Principal Investment Income, largely attributable to a $72 million gain from the final resolution of French tax litigation concerning a European Real Estate fund, which partially reversed a loss recognized in 2015. DE per common unit was $0.57 for Q2 2019 and $1.95 for the LTM.

•
Fee Related Earnings were $133 million in Q2 2019, more than double the Q2 2018 level, and higher than our run rate Fee Related Earnings of approximately $100 million. Management Fees of $415 million for Q2 2019 increased 26% compared to Q2 2018, higher than the 8% increase in Fee-earning AUM over the same period. Catch-up management fees were $28 million in Q2 2019 compared to $12 million Q2 2018, and we expect catch-up management fees to decline over the next few quarters.

•
Realized Net Performance Revenues were $21 million in Q2 2019 and $195 million over the LTM, down from $488 million over the prior LTM period. Realized Proceeds were $4.4 billion in Q2 2019 and $20.4 billion over the LTM, down from $29.0 billion over the prior LTM period. Carry fund realizations remain below comparable prior periods and we continue to expect Realized Net Performance Revenues to remain low throughout the remainder of 2019.

•
Total Assets Under Management (“AUM”) of $222.7 billion as of Q2 2019 increased 6% compared to Q2 2018 driven by the combination of $23.5 billion in fundraising and $7.1 billion in market appreciation, partially offset by $20.4 billion in realized proceeds to fund investors.

•
Fee-earning AUM of $158.4 billion increased 8% from Q2 2018, but declined compared to Q1 2019 primarily due to a step down in fee basis on certain carry funds. As of Q2 2019, there was $7.9 billion in pending Fee-earning AUM that will turn on fees either through activation of the underlying fund or additional capital deployment.

Business Drivers

$ in billions, unless noted	Q2 2018	Q2 2019	Prior YTD Q2 2018	YTD Q2 2019	Prior LTM Q2 2018	LTM Q2 2019

Fundraising	$12.3	$3.5	$19.9	$10.4	$51.8	$23.5

Invested Capital (carry funds)	3.5	7.3	7.6	10.7	21.7	25.6

Realized Proceeds (carry funds)	7.0	4.4	12.6	9.1	29.0	20.4

Carry Fund Appreciation	5%	2%	9%	5%	17%	6%

Financial Metrics

$ in millions	Q2 2018	Q2 2019	Prior YTD Q2 2018	YTD Q2 2019	Prior LTM Q2 2018	LTM Q2 2019

Fee Related Earnings (FRE)	$58	$133	$86	$236	$221	$500

+ Realized Net Performance Revenues	50	21	153	28	488	195

+ Realized Principal Investment Income	18	74	36	78	5	90

+ Net Interest	(11)	(14)	(22)	(28)	(45)	(50)

= Distributable Earnings (DE)	$115	$213	$253	$314	$669	$735

LTM, or last twelve months, refers to the period Q3 2018 through Q2 2019. Prior LTM, or the prior rolling 12-month period, refers to the period Q3 2017 through Q2 2018. Totals may not sum due to rounding. See Notes at end of document.

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Corporate Private Equity (CPE)

•
Distributable Earnings were $63 million in Q2 2019, and $349 million over the LTM. Q2 2019 includes $62 million in Fee Related Earnings, $6 million in Realized Net Performance Revenues and $1 million in Realized Principal Investment Income.

•
Fee Related Earnings were $62 million in Q2 2019, compared to $4 million in Q2 2018, with the significant increase in FRE due to fee activations on several buyout funds over the past year as well as lower G&A expenses, partially offset by an increase in cash compensation expense. Management fees increased to $190 million in Q2 2019, an increase of 29% over Q2 2018.

•
Realized Net Performance Revenues were $6 million in Q2 2019, and $114 million over the LTM, down from $408 million over the prior LTM period. Realized Proceeds were $1.6 billion in Q2 2019 and $5.8 billion over the LTM, down from $13.0 billion over the prior LTM period. The relatively low level of Net Performance Revenues and Realized Proceeds is attributable to a slower pace of exit activity from our large buyout funds, which we expect to continue throughout the remainder of 2019.

•
Invested $4.2 billion in Q2 2019 into new and follow-on investments, including Standard Aero Holding Corp and Commscope Holding Company (CP VII), Tamko Building Products (CGP), and Tokiwa Corporation (CJP III). As of the end of Q2 2019, CPE had signed or announced transactions with approximately $1.5 billion of additional equity commitments, which are expected to close in future periods.

•
Assets Under Management reached $83.9 billion in Q2 2019, an increase of 3% compared to Q2 2018, positively impacted by $8.3 billion in fundraising and $1.4 billion in market appreciation, partially offset by $5.8 billion in realized proceeds.

Business Drivers

$ in billions, unless noted	Q2 2018	Q2 2019	Prior YTD Q2 2018	YTD Q2 2019	Prior LTM Q2 2018	LTM Q2 2019

Fundraising	$8.8	$0.5	$12.8	$4.1	$32.8	$8.3

Invested Capital (carry funds)	1.6	4.2	2.4	5.3	9.5	14.2

Realized Proceeds (carry funds)	2.9	1.6	5.6	2.6	13.0	5.8

Carry Fund Appreciation	3%	1%	7%	4%	19%	3%

Financial Metrics

$ in millions	Q2 2018	Q2 2019	Prior YTD Q2 2018	YTD Q2 2019	Prior LTM Q2 2018	LTM Q2 2019

Fee Related Earnings (FRE)	$4	$62	$(10)	$121	$(19)	$254

+ Realized Net Performance Revenues	28	6	125	19	408	114

+ Realized Principal Investment Income	12	1	20	(1)	37	5

+ Net Interest	(5)	(7)	(9)	(13)	(20)	(24)

= Distributable Earnings (DE)	$40	$63	$126	$125	$406	$349

Totals may not sum due to rounding.

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Real Assets

•
Distributable Earnings were $135 million in Q2 2019 and $275 million over the LTM, a significant increase over the $95 million in the prior LTM. Q2 2019 Distributable Earnings includes $54 million in Fee Related Earnings and $70 million of Realized Principal Investment Income, driven by the final resolution of French tax litigation concerning a European Real Estate fund, as well as $13 million of Realized Net Performance Revenues.

•
Fee Related Earnings were $54 million in Q2 2019, a 62% increase over $33 million in Q2 2018, and included $26 million in catch up management fees. Over the LTM, Fee Related Earnings of $143 million were up 34% compared to $107 million for the prior LTM, driven by higher management fees and lower G&A expenses, partially offset by higher cash compensation.

•
Realized Net Performance Revenues were $13 million in Q2 2019, modestly below the Q2 2018 level, and were generated primarily by our U.S. Realty funds. Over the LTM, Realized Net Performance Revenues were $68 million, up from $44 million in the prior LTM, while Realized Proceeds of $4.8 billion over the LTM declined from $5.5 billion in the prior LTM period. The increase in Realized Net Performance Revenue was driven by a higher portion of exit activity originating from funds in a position to realize performance revenue relative to the prior LTM period.

•	Invested $0.9 billion in the quarter and $4.2 billion over the LTM, down from $5.7 billion in the prior LTM period.

•
Assets Under Management of $46.8 billion increased 3% compared to Q2 2018, largely driven by $5.8 billion in fundraising and $0.1 billion in market appreciation, partially offset by $4.8 billion in realized proceeds. Fundraising of $1.6 billion in Q2 2019 included a follow-on closing in our global infrastructure fund and our latest vintage NGP energy fund, in addition to several closings for coinvestment vehicles.

Business Drivers

$ in billions, unless noted	Q2 2018	Q2 2019	Prior YTD Q2 2018	YTD Q2 2019	Prior LTM Q2 2018	LTM Q2 2019

Fundraising	$0.7	$1.6	$2.0	$2.1	$7.5	$5.8

Invested Capital (carry funds)	0.9	0.9	2.8	1.7	5.7	4.2

Realized Proceeds (carry funds)	1.4	0.6	2.5	2.2	5.5	4.8

Carry Fund Appreciation	7%	0%	9%	3%	16%	(1)%

Financial Metrics

$ in millions	Q2 2018	Q2 2019	Prior YTD Q2 2018	YTD Q2 2019	Prior LTM Q2 2018	LTM Q2 2019

Fee Related Earnings (FRE)	$33	$54	$57	$80	$107	$143

+ Realized Net Performance Revenues	19	13	22	6	44	68

+ Realized Principal Investment Income	3	70	11	72	(44)	74

+ Net Interest	(3)	(2)	(5)	(5)	(12)	(10)

= Distributable Earnings (DE)	$52	$135	$85	$153	$95	$275

Totals may not sum due to rounding.

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Global Credit

•	Distributable Earnings were $9 million in Q2 2019 and $76 million over the LTM, compared to $135 million over the prior LTM, which benefited from $68 million of insurance recoveries.

•
Fee Related Earnings were $11 million in Q2 2019, down slightly from $12 million in Q2 2018. Management Fees of $79 million increased 32% year over year, and were partially offset by an increase in compensation and G&A expenses, largely driven by the ongoing organic build-out of our Global Credit platform and the addition of Carlyle Aviation Partners.

•
Invested $0.8 billion in Global Credit carry funds in the quarter and $1.8 billion for the LTM. Direct Lending originated gross new loans of approximately $650 million in the quarter and approximately $2.4 billion for the LTM.

•
Assets Under Management of $46.6 billion increased 31% compared to Q2 2018, driven by $5.9 billion of fundraising and the addition of Carlyle Aviation Partners, partially offset by $0.9 billion in Realized Proceeds. Fundraising of $1.0 billion for Q2 2019 included additional capital raised for our opportunistic credit fund. Fee-earning AUM of $35.9 billion increased 25% compared to Q2 2018.

Business Drivers

$ in billions, unless noted	Q2 2018	Q2 2019	Prior YTD Q2 2018	YTD Q2 2019	Prior LTM Q2 2018	LTM Q2 2019

Fundraising	$2.0	$1.0	$2.9	$2.5	$6.4	$5.9

Invested Capital (carry funds)	0.2	0.8	0.7	1.2	2.2	1.8

Realized Proceeds (carry funds)	0.3	0.3	0.5	0.6	0.9	0.9

Carry Fund Appreciation	3%	1%	6%	4%	9%	5%

Financial Metrics

$ in millions	Q2 2018	Q2 2019	Prior YTD Q2 2018	YTD Q2 2019	Prior LTM Q2 2018	LTM Q2 2019

Fee Related Earnings (FRE)	$12	$11	$21	$23	$99	$74

+ Realized Net Performance Revenues	3	—	3	—	32	2

+ Realized Principal Investment Income	2	1	5	6	13	9

+ Net Interest	(2)	(3)	(4)	(6)	(8)	(10)

= Distributable Earnings (DE)	$15	$9	$25	$23	$135	$76

Totals may not sum due to rounding.

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Investment Solutions

•	Distributable Earnings were $8 million in Q2 2019 and $36 million for the LTM, an increase of 6% over the prior LTM, attributable to an increase in Realized Net Performance Revenues.

•
Fee Related Earnings were $6 million in Q2 2019 and $29 million over the LTM, a decrease of 14% over the prior LTM. Management fees declined 6% to $39 million compared to Q2 2018 as Fee-Earning AUM declined 3% over the past year, as a high level of realizations have outpaced new fundraising.

•
Realized Net Performance Revenues of $11 million over the LTM were up from $4 million over the prior LTM period, as we continue to accrue and realize a higher percentage of performance revenues from AlpInvest funds over time. Net Accrued Performance Revenue increased to $97 million, up 11% compared to Q2 2018, as AlpInvest funds continue to generate strong performance and a higher portion of accrued performance revenue is attributable to Carlyle relative to prior periods.

•	Invested $1.4 billion in Investment Solutions carry funds during Q2 2019, and $5.4 billion over the LTM, a 27% increase over the $4.3 billion invested over the prior LTM period.

•
Assets Under Management of $45.4 billion decreased 5% compared to Q2 2018, attributable to $9.0 billion in realized proceeds and $0.9 billion of negative foreign exchange impact, partially offset by $3.4 billion in fundraising and $5.4 billion in market appreciation. Fee-earning AUM of $28.8 billion declined 3% compared to Q2 2018.

Business Drivers

$ in billions, unless noted	Q2 2018	Q2 2019	Prior YTD Q2 2018	YTD Q2 2019	Prior LTM Q2 2018	LTM Q2 2019

Fundraising	$0.7	$0.4	$2.3	$1.6	$5.1	$3.4

Invested Capital (carry funds)	0.8	1.4	1.8	2.5	4.3	5.4

Realized Proceeds (carry funds)	2.4	1.9	4.1	3.7	9.6	9.0

Carry Fund Appreciation	8%	4%	12%	7%	17%	14%

Financial Metrics

$ in millions	Q2 2018	Q2 2019	Prior YTD Q2 2018	YTD Q2 2019	Prior LTM Q2 2018	LTM Q2 2019

Fee Related Earnings (FRE)	$9	$6	$18	$13	$34	$29

+ Realized Net Performance Revenues	—	2	2	3	4	11

+ Realized Principal Investment Income	—	1	—	2	—	2

+ Net Interest	(1)	(2)	(3)	(3)	(5)	(6)

= Distributable Earnings (DE)	$9	$8	$17	$14	$34	$36

Totals may not sum due to rounding. See Notes at end of document.

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Fund Activity Metrics ($ billions)

By Quarter	By Sub-segment

Fundraising

Invested Capital (Carry Funds only)

Realized Proceeds (Carry Funds only)

Totals may not sum due to rounding.

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Total Assets Under Management

Assets Under Management of $222.7 billion in Q2 2019 increased 6% compared to $209.7 billion in Q2 2018. Remaining fair value was a record $84.6 billion as of Q2 2019 in our Corporate Private Equity, Real Assets and Global Credit carry funds, an increase of 14% compared to Q2 2018.

		vs. Last Quarter		vs. One Year Ago
$ in billions, unless noted	Q2 2019	Q1 2019	% Change	Q2 2018	% Change

Corporate Private Equity	83.9	84.3	0%	81.2	3%
Real Assets	46.8	46.2	1%	45.4	3%
Global Credit	46.6	45.6	2%	35.5	31%
Investment Solutions	45.4	45.4	0%	47.6	(5)%
Total	222.7	221.5	1%	209.7	6%

Data as of June 30, 2019. Totals may not sum due to rounding. See Notes and definitions of AUM roll forward components at end of document.

Page | 12

Fee-earning Assets Under Management

Fee-earning Assets Under Management of $158.4 billion increased 8% from Q2 2018, primarily driven by the activation of management fees in our latest vintage Europe Buyout fund, as well as the addition of Carlyle Aviation Partners. Fee-Earning AUM declined slightly relative to Q1 2019, primarily due to a step down in fee basis in certain carry funds. Pending Fee-earning AUM was $7.9 billion as of Q2 2019 compared to $8.8 billion as of Q1 2019.

		vs. Last Quarter		vs. One Year Ago
$ in billions, unless noted	Q2 2019	Q1 2019	% Change	Q2 2018	% Change

Corporate Private Equity	60.5	61.9	(2)%	56.3	7%
Real Assets	33.2	32.9	1%	31.5	5%
Global Credit	35.9	36.5	(2)%	28.8	25%
Investment Solutions	28.8	28.7	1%	29.8	(3)%
Total	158.4	160.0	(1)%	146.5	8%

Note: As of June 30, 2019. Totals may not sum due to rounding.

Balance Sheet Highlights

Key Balance Sheet Items (1) ($ in millions)	June 30, 2019
Cash, cash equivalents and corporate treasury investments (2)	$669.2
Net accrued performance revenues (3)	$1,914.7
Investments attributable to Carlyle unitholders (4)	$1,350.7
Debt obligations (5)	$1,202.4
Amounts drawn on revolving credit line ($775 million capacity)	$—
5.875% Series A preferred units	$387.5

During Q2 2019, Carlyle repurchased and retired approximately 0.1 million units for an aggregate purchase price of $1.5 million as part of its unit repurchase program. As of June 30, 2019, we had approximately $188.0 million remaining in our current $200 million repurchase authorization.

(1) The amounts presented exclude the effect of U.S. GAAP consolidation eliminations on investments and accrued performance revenues, as well as cash and debt associated with Carlyle’s consolidated funds.
(2) Corporate treasury investments represent investments in U.S. Treasury and government agency obligations, commercial paper, certificates of deposit, other investment grade securities and other investments with maturities of greater than three months when purchased.
(3) Net accrued performance revenues as of June 30, 2019 are net of $63.2 million in accrued giveback obligations and $2,033.8 million in accrued performance allocations and incentive fee compensation related to non-controlling interests.
(4) Investments include the $493.1 million investment in Fortitude Re, which excludes the impact of unrealized gains on embedded derivatives included in Fortitude Re's U.S. GAAP financial statements. Investments exclude the equity investments by Carlyle in NGP Energy Capital Management and the portion of CLO investments attributable to Carlyle unitholders that were financed with debt.
(5) Excludes approximately $329.4 million of loans used to finance investments in CLOs and $307.9 million of lease liabilities.

Page | 13

Distributions

The Board of Directors has declared a quarterly distribution of $0.43 per common unit to holders of record at the close of business on August 12, 2019, payable on August 19, 2019.

The Board of Directors has declared a quarterly distribution of $0.367188 per preferred unit to preferred unitholders of record at the close of business on September 1, 2019, payable on September 16, 2019.
Conference Call
Carlyle will host a conference call at 8:30 a.m. EDT on Wednesday, July 31, 2019, to announce its second quarter 2019 financial results. You can listen to the call by dialing +1 (800) 850-2903 (U.S.) or +1 (253) 237-1169 (international) and referencing “The Carlyle Group Financial Results Call.” The call will be webcast live on Carlyle's investor relations website and a replay will be available on our website soon after the call.
About The Carlyle Group
The Carlyle Group (NASDAQ: CG) is a global investment firm with deep industry expertise that deploys private capital across four business segments: Corporate Private Equity, Real Assets, Global Credit and Investment Solutions. With $223 billion of assets under management as of June 30, 2019, Carlyle’s purpose is to invest wisely and create value on behalf of its investors, portfolio companies and the communities in which we live and invest. The Carlyle Group employs more than 1,775 people in 33 offices across six continents.
Contacts:
Public Market Investor Relations    Media
Daniel Harris    Leigh Farris    OR    Christa Zipf
Phone: +1 (212) 813-4527    Phone: +1 (212) 813-4815        Phone: +1 (212) 813-4578
daniel.harris@carlyle.com    leigh.farris@carlyle.com        christa.zipf@carlyle.com

Forward Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, contingencies, our distribution policy, our expected future dividend policy, the anticipated benefits from converting to a corporation and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks, uncertainties and assumptions. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements including, but not limited to, those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on February 13, 2019, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.
This release does not constitute an offer for any Carlyle fund.

Page | 14

APPENDIX
The Carlyle Group L.P.
GAAP Statement of Operations (Unaudited)

	Three Months Ended		Six Months Ended
	Jun 30, 2018	Jun 30, 2019	Jun 30, 2018	Jun 30, 2019

	(Dollars in millions, except unit and per unit data)
Revenues
Fund management fees	$301.3	$390.9	$565.8	$744.3
Incentive fees	7.4	8.8	13.7	16.9
Investment income
Performance allocations	425.1	247.6	733.2	596.7
Principal investment income (loss)	78.2	342.0	132.3	643.8
Total investment income	503.3	589.6	865.5	1,240.5
Interest and other income	28.0	26.0	50.5	48.2
Interest and other income of Consolidated Funds	53.6	45.8	100.9	98.2
Total revenues	893.6	1,061.1	1,596.4	2,148.1

Expenses
Compensation and benefits
Cash-based compensation and benefits	176.0	221.4	363.3	431.9
Equity-based compensation	64.9	35.2	149.8	71.2
Performance allocations and incentive fee related compensation	222.0	113.6	380.0	299.0
Total compensation and benefits	462.9	370.2	893.1	802.1
General, administrative and other expenses	126.8	110.7	221.8	223.2
Interest	18.4	19.5	36.3	39.2
Interest and other expenses of Consolidated Funds	45.3	27.5	81.2	65.6
Other non-operating expense	0.3	0.4	0.6	0.7
Total expenses	653.7	528.3	1,233.0	1,130.8

Other income
Net investment gains of Consolidated Funds	12.9	9.2	14.9	(5.0)
Income before provision for income taxes	252.8	542.0	378.3	1,012.3
Provision for income taxes	11.6	15.5	19.4	39.5
Net income	241.2	526.5	358.9	972.8
Net income attributable to non-controlling interests in consolidated entities	16.7	39.8	27.7	35.3
Net income attributable to Carlyle Holdings	224.5	486.7	331.2	937.5
Net income attributable to non-controlling interests in Carlyle Holdings	155.1	332.6	222.1	640.5
Net income attributable to The Carlyle Group L.P.	69.4	154.1	109.1	297.0
Net income attributable to Series A Preferred Unitholders	5.9	5.9	11.8	11.8
Net income attributable to The Carlyle Group L.P. Common Unitholders	$63.5	$148.2	$97.3	$285.2

Net income attributable to The Carlyle Group L.P. per common unit
Basic	$0.62	$1.34	$0.96	$2.60
Diluted	$0.56	$1.23	$0.87	$2.41

Weighted-average common units
Basic	102,465,109	110,440,227	101,603,587	109,828,740
Diluted	112,582,728	120,920,439	111,948,144	118,372,885

Page | 15

Total Segment Information (Unaudited)
The following table sets forth information in the format used by management when making resource deployment decisions and in assessing the performance of our segments. The information below is the aggregate results of our four segments.

	Three Months Ended			Twelve Months Ended
Total Segment Revenues	Jun 30, 2018	Mar 31, 2019	Jun 30, 2019	Jun 30, 2018	Jun 30, 2019
	(Dollars in millions)
Segment fee revenues
Fund management fees	$328.1	$381.6	$414.5	$1,183.8	$1,542.3
Portfolio advisory fees, net and other	5.6	5.5	5.3	30.5	26.6
Transaction fees, net	3.8	4.5	9.6	24.8	39.4
Total segment fee revenues	337.5	391.6	429.4	1,239.1	1,608.3
Realized performance revenues	99.5	49.2	41.9	960.1	463.0
Realized principal investment income (loss)	17.7	4.1	73.9	5.4	89.7
Interest income	7.9	6.0	5.5	25.5	27.3
Total Segment Revenues	$462.6	$450.9	$550.7	$2,230.1	$2,188.3

	Three Months Ended			Twelve Months Ended
Total Segment Expenses	Jun 30, 2018	Mar 31, 2019	Jun 30, 2019	Jun 30, 2018	Jun 30, 2019
	(Dollars in millions)
Compensation and benefits
Cash-based compensation and benefits	$172.3	$202.3	$207.1	$719.1	$788.7
Realized performance revenues related compensation	49.9	42.2	21.1	472.2	268.2
Total compensation and benefits	222.2	244.5	228.2	1,191.3	1,056.9
General, administrative and other indirect expenses	98.9	75.7	80.0	266.6	280.8
Depreciation and amortization expense	8.5	10.3	9.6	32.7	38.4
Interest expense	18.5	19.6	19.5	70.4	77.5
Total Segment Expenses	$348.1	$350.1	$337.3	$1,561.0	$1,453.6

	Three Months Ended			Twelve Months Ended
Total Segments	Jun 30, 2018	Mar 31, 2019	Jun 30, 2019	Jun 30, 2018	Jun 30, 2019
	(Dollars in millions)
Total Segment Revenues	$462.6	$450.9	$550.7	$2,230.1	$2,188.3
Total Segment Expenses	348.1	350.1	337.3	1,561.0	1,453.6
(=) Distributable Earnings	$114.5	$100.8	$213.4	$669.1	$734.7
(-) Realized Net Performance Revenues	49.6	7.0	20.8	487.9	194.8
(-) Realized Principal Investment Income	17.7	4.1	73.9	5.4	89.7
(+) Net interest	10.6	13.6	14.0	44.9	50.2
(=) Fee Related Earnings	$57.8	$103.3	$132.7	$220.7	$500.4

Page | 16

Total Segment Information (Unaudited), cont.

	Three Months Ended
Total Segment Revenues	Jun 30, 2018	Sep 30, 2018	Dec 31, 2018	Mar 31, 2019	Jun 30, 2019
	(Dollars in millions)
Segment fee revenues
Fund management fees	$328.1	$355.2	$391.0	$381.6	$414.5
Portfolio advisory fees, net and other	5.6	9.8	6.0	5.5	5.3
Transaction fees, net	3.8	—	25.3	4.5	9.6
Total segment fee revenues	337.5	365.0	422.3	391.6	429.4
Realized performance revenues	99.5	260.2	111.7	49.2	41.9
Realized principal investment income (loss)	17.7	7.0	4.7	4.1	73.9
Interest income	7.9	9.1	6.7	6.0	5.5
Total Segment Revenues	$462.6	$641.3	$545.4	$450.9	$550.7

	Three Months Ended
Total Segment Expenses	Jun 30, 2018	Sep 30, 2018	Dec 31, 2018	Mar 31, 2019	Jun 30, 2019
	(Dollars in millions)
Compensation and benefits
Cash-based compensation and benefits	$172.3	$186.4	$192.9	$202.3	$207.1
Realized performance revenues related compensation	49.9	136.3	68.6	42.2	21.1
Total compensation and benefits	222.2	322.7	261.5	244.5	228.2
General, administrative and other indirect expenses	98.9	80.9	44.2	75.7	80.0
Depreciation and amortization expense	8.5	8.7	9.8	10.3	9.6
Interest expense	18.5	19.0	19.4	19.6	19.5
Total Segment Expenses	$348.1	$431.3	$334.9	$350.1	$337.3

	Three Months Ended
Total Segments	Jun 30, 2018	Sep 30, 2018	Dec 31, 2018	Mar 31, 2019	Jun 30, 2019
	(Dollars in millions)
Total Segment Revenues	$462.6	$641.3	$545.4	$450.9	$550.7
Total Segment Expenses	348.1	431.3	334.9	350.1	337.3
(=) Distributable Earnings	$114.5	$210.0	$210.5	$100.8	$213.4
(-) Realized Net Performance Revenues	49.6	123.9	43.1	7.0	20.8
(-) Realized Principal Investment Income/(Loss)	17.7	7.0	4.7	4.1	73.9
(+) Net interest	10.6	9.9	12.7	13.6	14.0
(=) Fee Related Earnings	$57.8	$89.0	$175.4	$103.3	$132.7

Page | 17

Corporate Private Equity Segment Results (Unaudited)

	Three Months Ended					Twelve Months Ended
Corporate Private Equity	Jun 30, 2018	Sep 30, 2018	Dec 31, 2018	Mar 31, 2019	Jun 30, 2019	Jun 30, 2018	Jun 30, 2019
	(Dollars in millions)
Revenues
Segment fee revenues
Fund management fees	$148.0	$175.8	$196.2	$190.0	$190.3	$499.7	$752.3
Portfolio advisory fees, net and other	3.4	7.6	3.8	3.5	3.6	20.0	18.5
Transaction fees, net	3.6	—	22.8	0.3	7.4	17.4	30.5
Total segment fee revenues	155.0	183.4	222.8	193.8	201.3	537.1	801.3
Realized performance revenues	52.0	143.6	32.3	23.4	11.2	748.1	210.5
Realized principal investment income (loss)	12.3	4.2	2.2	(2.3)	1.0	36.5	5.1
Interest income	2.5	3.0	1.8	1.2	1.2	8.1	7.2
Total revenues	221.8	334.2	259.1	216.1	214.7	1,329.8	1,024.1

Expenses
Compensation and benefits
Cash-based compensation and benefits	90.5	93.9	91.6	96.7	101.1	381.6	383.3
Realized performance revenues related compensation	24.0	66.1	14.5	10.4	5.4	339.9	96.4
Total compensation and benefits	114.5	160.0	106.1	107.1	106.5	721.5	479.7
General, administrative and other indirect expenses	56.5	41.1	37.1	34.1	33.3	158.3	145.6
Depreciation and amortization expense	4.2	4.3	4.8	4.9	4.5	16.1	18.5
Interest expense	7.1	7.5	8.3	7.9	7.9	27.9	31.6
Total expenses	182.3	212.9	156.3	154.0	152.2	923.8	675.4

(=) Distributable Earnings	$39.5	$121.3	$102.8	$62.1	$62.5	$406.0	$348.7
(-) Realized Net Performance Revenues	28.0	77.5	17.8	13.0	5.8	408.2	114.1
(-) Realized Principal Investment Income	12.3	4.2	2.2	(2.3)	1.0	36.5	5.1
(+) Net interest	4.6	4.5	6.5	6.7	6.7	19.8	24.4
(=) Fee Related Earnings	$3.8	$44.1	$89.3	$58.1	$62.4	$(18.9)	$253.9

Page | 18

Real Assets Segment Results (Unaudited)

	Three Months Ended					Twelve Months Ended
Real Assets	Jun 30, 2018	Sep 30, 2018	Dec 31, 2018	Mar 31, 2019	Jun 30, 2019	Jun 30, 2018	Jun 30, 2019
	(Dollars in millions)
Revenues
Segment fee revenues
Fund management fees	$78.7	$76.3	$88.5	$77.4	$105.8	$302.5	$348.0
Portfolio advisory fees, net and other	1.1	0.9	1.0	0.9	0.5	4.7	3.3
Transaction fees, net	0.1	—	1.6	2.4	—	7.3	4.0
Total segment fee revenues	79.9	77.2	91.1	80.7	106.3	314.5	355.3
Realized performance revenues	33.6	73.7	35.2	4.9	24.6	80.2	138.4
Realized principal investment income (loss)	3.1	0.6	1.6	1.6	70.1	(44.1)	73.9
Interest income	1.2	1.5	0.8	0.5	0.7	4.1	3.5
Total revenues	117.8	153.0	128.7	87.7	201.7	354.7	571.1

Expenses
Compensation and benefits
Cash-based compensation and benefits	29.3	33.7	37.4	35.8	34.0	124.2	140.9
Realized performance revenues related compensation	15.0	31.8	15.8	12.0	11.2	36.4	70.8
Total compensation and benefits	44.3	65.5	53.2	47.8	45.2	160.6	211.7
General, administrative and other indirect expenses	15.9	15.5	14.6	16.8	17.0	76.2	63.9
Depreciation and amortization expense	1.6	1.7	1.9	1.9	1.8	6.9	7.3
Interest expense	4.1	4.1	3.2	3.1	3.1	16.5	13.5
Total expenses	65.9	86.8	72.9	69.6	67.1	260.2	296.4

(=) Distributable Earnings	$51.9	$66.2	$55.8	$18.1	$134.6	$94.5	$274.7
(-) Realized Net Performance Revenues	18.6	41.9	19.4	(7.1)	13.4	43.8	67.6
(-) Realized Principal Investment Income/(Loss)	3.1	0.6	1.6	1.6	70.1	(44.1)	73.9
(+) Net interest	2.9	2.6	2.4	2.6	2.4	12.4	10.0
(=) Fee Related Earnings	$33.1	$26.3	$37.2	$26.2	$53.5	$107.2	$143.2

Page | 19

Global Credit Segment Results (Unaudited)

	Three Months Ended					Twelve Months Ended
Global Credit	Jun 30, 2018	Sep 30, 2018	Dec 31, 2018	Mar 31, 2019	Jun 30, 2019	Jun 30, 2018	Jun 30, 2019
	(Dollars in millions)
Revenues
Segment fee revenues
Fund management fees	$59.8	$60.4	$64.1	$74.8	$79.2	$216.8	$278.5
Portfolio advisory fees, net and other	1.0	1.2	1.2	1.1	1.2	5.3	4.7
Transaction fees, net	0.1	—	0.9	1.8	2.2	0.1	4.9
Total segment fee revenues	60.9	61.6	66.2	77.7	82.6	222.2	288.1
Realized performance revenues	4.7	0.1	3.9	—	0.1	58.4	4.1
Realized principal investment income (loss)	2.4	2.2	0.8	4.6	1.4	12.9	9.0
Interest income	3.9	4.2	3.9	3.8	3.4	11.7	15.3
Total revenues	71.9	68.1	74.8	86.1	87.5	305.2	316.5

Expenses
Compensation and benefits
Cash-based compensation and benefits	30.5	36.6	39.3	46.6	49.5	122.5	172.0
Realized performance revenues related compensation	2.1	—	1.8	—	—	26.8	1.8
Total compensation and benefits	32.6	36.6	41.1	46.6	49.5	149.3	173.8
General, administrative and other indirect expenses	17.3	14.2	(16.8)	16.5	20.5	(4.5)	34.4
Depreciation and amortization expense	1.6	1.5	1.8	2.1	2.0	5.6	7.4
Interest expense	5.8	5.8	6.0	6.7	6.7	19.8	25.2
Total expenses	57.3	58.1	32.1	71.9	78.7	170.2	240.8

(=) Distributable Earnings	$14.6	$10.0	$42.7	$14.2	$8.8	$135.0	$75.7
(-) Realized Net Performance Revenues	2.6	0.1	2.1	—	0.1	31.6	2.3
(-) Realized Principal Investment Income	2.4	2.2	0.8	4.6	1.4	12.9	9.0
(+) Net interest	1.9	1.6	2.1	2.9	3.3	8.1	9.9
(=) Fee Related Earnings	$11.5	$9.3	$41.9	$12.5	$10.6	$98.6	$74.3

Page | 20

Investment Solutions Segment Results (Unaudited)

	Three Months Ended					Twelve Months Ended
Investment Solutions	Jun 30, 2018	Sep 30, 2018	Dec 31, 2018	Mar 31, 2019	Jun 30, 2019	Jun 30, 2018	Jun 30, 2019
	(Dollars in millions)
Revenues
Segment fee revenues
Fund management fees	$41.6	$42.7	$42.2	$39.4	$39.2	$164.8	$163.5
Portfolio advisory fees, net and other	0.1	0.1	—	—	—	0.5	0.1
Transaction fees, net	—	—	—	—	—	—	—
Total segment fee revenues	41.7	42.8	42.2	39.4	39.2	165.3	163.6
Realized performance revenues	9.2	42.8	40.3	20.9	6.0	73.4	110.0
Realized principal investment income (loss)	(0.1)	—	0.1	0.2	1.4	0.1	1.7
Interest income	0.3	0.4	0.2	0.5	0.2	1.6	1.3
Total revenues	51.1	86.0	82.8	61.0	46.8	240.4	276.6

Expenses
Compensation and benefits
Cash-based compensation and benefits	22.0	22.2	24.6	23.2	22.5	90.8	92.5
Realized performance revenues related compensation	8.8	38.4	36.5	19.8	4.5	69.1	99.2
Total compensation and benefits	30.8	60.6	61.1	43.0	27.0	159.9	191.7
General, administrative and other indirect expenses	9.2	10.1	9.3	8.3	9.2	36.6	36.9
Depreciation and amortization expense	1.1	1.2	1.3	1.4	1.3	4.1	5.2
Interest expense	1.5	1.6	1.9	1.9	1.8	6.2	7.2
Total expenses	42.6	73.5	73.6	54.6	39.3	206.8	241.0

(=) Distributable Earnings	$8.5	$12.5	$9.2	$6.4	$7.5	$33.6	$35.6
(-) Realized Net Performance Revenues	0.4	4.4	3.8	1.1	1.5	4.3	10.8
(-) Realized Principal Investment Income/(Loss)	(0.1)	—	0.1	0.2	1.4	0.1	1.7
(+) Net interest	1.2	1.2	1.7	1.4	1.6	4.6	5.9
(=) Fee Related Earnings	$9.4	$9.3	$7.0	$6.5	$6.2	$33.8	$29.0

Page | 21

Total AUM Roll Forward (Unaudited)

	Three Months Ended June 30, 2019
(USD in millions)	Corporate Private Equity	Real Assets*	Global Credit	Investment Solutions (7)	Total
Total AUM
Balance, Beginning of Period	$84,260	$46,175	$45,644	$45,421	$221,500
Acquisitions (1)	—	—	—	—	—
New Commitments (2)	520	1,562	989	415	3,486
Outflows (3)	(1,462)	(868)	(176)	(1,917)	(4,423)
Market Appreciation/(Depreciation) (4)	566	123	106	1,253	2,048
Foreign Exchange Gain/(Loss) (5)	249	2	92	385	728
Other (6)	(271)	(193)	(86)	(131)	(681)
Balance, End of Period	$83,862	$46,801	$46,569	$45,426	$222,658

	For the Twelve Months Ended June 30, 2019
(USD in millions)	Corporate Private Equity	Real Assets*	Global Credit	Investment Solutions (7)	Total
Total AUM
Balance, Beginning of Period	$81,168	$45,418	$35,531	$47,625	$209,742
Acquisitions (1)	—	—	5,791	—	5,791
New Commitments (2)	8,350	5,839	5,943	3,365	23,497
Outflows (3)	(5,419)	(3,472)	(1,047)	(9,441)	(19,379)
Market Appreciation/(Depreciation) (4)	1,372	97	316	5,352	7,137
Foreign Exchange Gain/(Loss) (5)	(359)	(75)	(194)	(913)	(1,541)
Other (6)	(1,250)	(1,006)	229	(562)	(2,589)
Balance, End of Period	$83,862	$46,801	$46,569	$45,426	$222,658

Fee-earning AUM Roll Forward (Unaudited)

	Three Months Ended June 30, 2019
(USD in millions)	Corporate Private Equity	Real Assets (13)*	Global Credit	Investment Solutions	Total
Fee-earning AUM
Balance, Beginning of Period	$61,901	$32,908	$36,544	$28,670	$160,023
Acquisitions (8)	—	—	—	—	—
Inflows, including Fee-paying Commitments (9)	250	2,756	372	961	4,339
Outflows, including Distributions (10)	(1,797)	(2,314)	(1,555)	(1,086)	(6,752)
Market Appreciation/(Depreciation) (11)	(7)	31	31	73	128
Foreign Exchange and other (12)	171	(184)	510	207	704
Balance, End of Period	$60,518	$33,197	$35,902	$28,825	$158,442

	For the Twelve Months Ended June 30, 2019
(USD in millions)	Corporate Private Equity	Real Assets (13)*	Global Credit	Investment Solutions	Total
Fee-earning AUM
Balance, Beginning of Period	$56,310	$31,541	$28,795	$29,831	$146,477
Acquisitions (8)	—	—	4,093	—	4,093
Inflows, including Fee-paying Commitments (9)	8,227	5,909	4,225	4,512	22,873
Outflows, including Distributions (10)	(3,814)	(4,080)	(1,951)	(4,915)	(14,760)
Market Appreciation/(Depreciation) (11)	(37)	70	62	19	114
Foreign Exchange and other (12)	(168)	(243)	678	(622)	(355)
Balance, End of Period	$60,518	$33,197	$35,902	$28,825	$158,442

*As of June 30, 2019, the Legacy Energy Funds had, in the aggregate, approximately $3.4 billion in AUM and $3.1 billion in Fee-earning AUM. NGP IX, or in the case of NGP M&R and NGP ETP II, certain affiliated entities (collectively, the “NGP Predecessor Funds”) and NGP X, NGP GAP, NGP XI, and NGP XII (referred to herein as, "carry funds"), are managed by NGP Energy Capital Management. As of June 30, 2019, the NGP Predecessor Funds and carry funds had, in the aggregate, approximately $13.6 billion in AUM and $11.7 billion in Fee-earning AUM.

See Notes at end of document.

Page | 22

Corporate Private Equity Fund Performance (Unaudited)
The fund return information reflected in this discussion and analysis is not indicative of the performance of The Carlyle Group L.P. and is also not necessarily indicative of the future performance of any particular fund. An investment in The Carlyle Group L.P. is not an investment in any of our funds. There can be no assurance that any of our existing or future funds will achieve similar returns.

			TOTAL INVESTMENTS					REALIZED/PARTIALLY REALIZED INVESTMENTS (5)
			As of June 30, 2019					As of June 30, 2019
Corporate Private Equity	Fund Vintage (1)	Committed Capital	Cumulative Invested Capital (2)	Total Fair Value (3)	MOIC(4)	Gross IRR (7)(12)	Net IRR (8)(12)	Cumulative Invested Capital (2)	Total Fair Value (3)	MOIC(4)	Gross IRR (7)
	(Reported in Local Currency, in Millions)							(Reported in Local Currency, in Millions)
Fully Invested/Committed Funds (6)
CP II	1995	$1,331.1	$1,362.4	$4,072.2	3.0x	34%	25%	$1,362.4	$4,072.2	3.0x	34%
CP III	2000	$3,912.7	$4,031.6	$10,146.9	2.5x	27%	21%	$4,031.6	$10,146.9	2.5x	27%
CP IV	2005	$7,850.0	$7,612.6	$18,026.3	2.4x	16%	13%	$7,612.6	$18,026.3	2.4x	16%
CP V	2007	$13,719.7	$13,190.9	$27,864.7	2.1x	18%	14%	$10,484.8	$26,154.5	2.5x	24%
CP VI	2014	$13,000.0	$12,830.7	$18,606.6	1.5x	15%	10%	$1,972.9	$4,919.2	2.5x	36%
CEP I	1998	€1,003.6	€981.6	€2,126.5	2.2x	18%	11%	€981.6	€2,126.5	2.2x	18%
CEP II	2003	€1,805.4	€2,048.4	€4,128.2	2.0x	36%	20%	€1,883.8	€4,106.8	2.2x	43%
CEP III	2007	€5,294.9	€5,155.5	€11,602.9	2.3x	19%	14%	€4,533.6	€11,261.0	2.5x	21%
CEP IV	2014	€3,669.5	€3,693.9	€4,936.8	1.3x	16%	8%	€570.2	€634.0	1.1x	5%
CAP I	1998	$750.0	$627.7	$2,521.8	4.0x	25%	18%	$627.7	$2,521.8	4.0x	25%
CAP II	2006	$1,810.0	$1,628.2	$3,081.4	1.9x	11%	8%	$1,628.2	$3,081.4	1.9x	11%
CAP III	2008	$2,551.6	$2,543.2	$4,722.2	1.9x	17%	11%	$2,071.8	$4,343.6	2.1x	20%
CAP IV	2014	$3,880.4	$3,959.4	$5,396.0	1.4x	13%	8%	$589.1	$1,080.5	1.8x	21%
CJP I	2001	¥50,000.0	¥47,291.4	¥138,902.1	2.9x	61%	37%	¥47,291.4	¥138,902.1	2.9x	61%
CJP II	2006	¥165,600.0	¥141,866.7	¥207,821.1	1.5x	7%	4%	¥134,666.7	¥203,831.2	1.5x	7%
CGFSP I	2008	$1,100.2	$1,080.7	$2,481.1	2.3x	20%	14%	$1,080.7	$2,481.1	2.3x	20%
CGFSP II	2013	$1,000.0	$942.7	$1,523.4	1.6x	21%	14%	$317.3	$605.1	1.9x	30%
CEOF I	2011	$1,119.1	$1,173.1	$1,783.0	1.5x	13%	9%	$346.9	$850.9	2.5x	38%
CETP II	2008	€521.6	€437.4	€1,282.9	2.9x	28%	19%	€393.0	€1,220.5	3.1x	29%
CAGP IV	2008	$1,041.4	$954.1	$1,313.5	1.4x	8%	4%	$589.8	$1,010.4	1.7x	13%
All Other Funds (9)	Various		$5,657.9	$8,685.3	1.5x	16%	6%	$4,105.2	$6,543.2	1.6x	17%
Coinvestment and SMA's (10)	Various		$11,118.0	$24,611.5	2.2x	36%	33%	$7,346.5	$21,046.2	2.9x	36%
Total Fully Invested Funds			$84,458.1	$165,401.2	2.0x	26%	18%	$55,353.5	$132,040.2	2.4x	27%
Funds in the Investment Period (6)
CP VII	2018	$18,510.0	$6,571.8	$6,569.6	1.0x	NM	NM
CEP V	2018	€6,317.8	€891.2	€897.1	1.0x	NM	NM
CAP V	2018	$6,554.2	$1,144.8	$1,310.4	1.1x	NM	NM
CGP	2015	$3,588.0	$2,838.8	$3,283.2	1.2x	7%	5%
CJP III	2013	¥119,505.1	¥92,713.5	¥181,688.1	2.0x	28%	18%
CEOF II	2015	$2,400.0	$1,630.8	$1,820.9	1.1x	NM	NM
CGFSP III	2018	$1,004.6	$250.0	$300.3	1.2x	NM	NM
CETP III	2014	€656.6	€522.5	€1,005.2	1.9x	38%	23%
All Other Funds (11)	Various		$179.7	$257.3	1.4x	NM	NM
Coinvestment and SMA's (10)	Various		$3,287.9	$3,686.2	1.1x	NM	NM
Total Funds in the Investment Period			$18,369.2	$21,073.0	1.1x	15%	6%	$420.4	$1,263.7	3.0x	46%
TOTAL CORPORATE PRIVATE EQUITY (13)			$102,827.4	$186,474.2	1.8x	26%	18%	$55,773.9	$133,303.8	2.4x	27%

Page | 23

Real Assets Carry Funds Fund Performance (Unaudited)

			TOTAL INVESTMENTS					REALIZED/PARTIALLY REALIZED INVESTMENTS (5)
			As of June 30, 2019					As of June 30, 2019
Real Assets	Fund Vintage (1)	Committed Capital	Cumulative Invested Capital (2)	Total Fair Value (3)	MOIC(4)	Gross IRR (7)(12)	Net IRR (8)(12)	Cumulative Invested Capital (2)	Total Fair Value (3)	MOIC(4)	Gross IRR (7)(12)
			(Reported in Local Currency, in Millions)					(Reported in Local Currency, in Millions)
Fully Invested/Committed Funds (6)
CRP III	2000	$564.1	$522.5	$1,873.0	3.6x	44%	30%	$522.5	$1,873.0	3.6x	44%
CRP IV	2004	$950.0	$1,260.1	$2,006.1	1.6x	7%	4%	$1,203.0	$1,976.1	1.6x	7%
CRP V	2006	$3,000.0	$3,370.3	$5,890.1	1.7x	13%	9%	$3,143.0	$5,244.4	1.7x	12%
CRP VI	2010	$2,340.0	$2,164.6	$3,962.5	1.8x	28%	19%	$1,671.6	$3,379.5	2.0x	33%
CRP VII	2014	$4,161.6	$3,619.1	$5,593.4	1.5x	21%	14%	$1,197.9	$2,221.6	1.9x	29%
CEREP I	2002	€426.6	€517.0	€698.6	1.4x	14%	7%	€517.0	€698.6	1.4x	14%
CEREP II	2005	€762.7	€833.8	€128.1	0.2x	Neg	Neg	€826.7	€132.3	0.2x	Neg
CEREP III	2007	€2,229.5	€2,052.6	€2,477.6	1.2x	4%	1%	€1,911.5	€2,381.9	1.2x	5%
CIP	2006	$1,143.7	$1,069.8	$1,427.5	1.3x	6%	3%	$1,069.8	$1,427.5	1.3x	6%
CIEP I	2013	$2,500.0	$1,854.8	$3,037.9	1.6x	29%	16%	$501.8	$864.8	1.7x	25%
NGP X	2012	$3,586.0	$3,294.6	$3,861.2	1.2x	5%	2%	$1,512.3	$2,595.3	1.7x	23%
NGP XI	2014	$5,325.0	$4,608.6	$6,236.4	1.4x	15%	10%	$385.3	$575.6	1.5x	41%
Energy II	2002	$1,100.0	$1,334.8	$3,130.0	2.3x	81%	55%	$1,334.8	$3,130.0	2.3x	81%
Energy III	2005	$3,800.0	$3,569.7	$5,515.8	1.5x	10%	6%	$3,152.1	$5,044.8	1.6x	12%
Energy IV	2007	$5,979.1	$6,367.8	$8,014.8	1.3x	7%	4%	$5,606.0	$7,297.0	1.3x	9%
Renew II	2008	$3,417.5	$2,833.5	$4,218.1	1.5x	8%	5%	$2,137.9	$2,981.1	1.4x	8%
All Other Funds (14)	Various		$3,311.7	$3,546.8	1.1x	3%	Neg	$2,744.1	$3,096.6	1.1x	5%
Coinvestment and SMA's (10)	Various		$5,908.4	$10,387.6	1.8x	17%	13%	$4,584.2	$8,004.6	1.7x	20%
Total Fully Invested Funds			$48,956.5	$72,455.0	1.5x	12%	7%	$34,464.3	$53,361.7	1.5x	14%
Funds in the Investment Period (6)
CRP VIII	2017	$5,505.1	$1,449.3	$1,543.6	1.1x	NM	NM
NGP XII	2017	$4,277.6	$1,222.3	$1,309.9	1.1x	NM	NM
CPP II	2014	$1,526.7	$1,096.4	$1,336.5	1.2x	13%	5%
CPI	2016	$2,212.9	$2,021.4	$2,335.0	1.2x	12%	9%
CGI	2018	$2,201.4	$90.9	$90.9	1.0x	NM	NM
All Other Funds (15)	Various		$246.1	$258.9	1.1x	NM	NM
Coinvestment and SMA's (10)	Various		$569.0	$660.7	1.2x	NM	NM
Total Funds in the Investment Period			$6,695.5	$7,535.6	1.1x	11%	2%	$19.3	$43.6	2.3x	NM
TOTAL Real Assets (13)			$55,651.9	$79,990.6	1.4x	12%	7%	$34,483.5	$53,405.3	1.5x	14%

Page | 24

Global Credit Carry Funds Fund Performance (Unaudited)

			TOTAL INVESTMENTS
			As of June 30, 2019
Global Credit (Carry Funds Only)	Fund Vintage (1)	Committed Capital	Cumulative Invested Capital (17)	Total Fair Value (3)	MOIC (4)	Gross IRR (7)(12)	Net IRR (8)(12)
	(Reported in Local Currency, in Millions)
Fully Invested/Committed Funds (6)
CSP II	2007	$1,352.3	$1,352.3	$2,490.4	1.8x	17%	11%
CSP III	2011	$702.8	$702.8	$1,152.6	1.6x	27%	17%
CEMOF I	2011	$1,382.5	$1,602.4	$1,341.6	0.8x	Neg	Neg
All Other Funds (16)	Various		$2,321.3	$3,462.8	1.5x	14%	9%
Coinvestment and SMA's (10)	Various		$493.2	$373.3	0.8x	NM	NM
Total Fully Invested Funds			$6,471.9	$8,820.7	1.4x	12%	6%
Funds in the Investment Period (6)
CSP IV	2016	$2,500.0	$1,084.1	$1,334.3	1.2x	NM	NM
CEMOF II	2015	$2,819.2	$1,556.8	$1,718.3	1.1x	NM	NM
CCOF	2017	$2,370.4	$714.1	$771.3	1.1x	NM	NM
All Other Funds	Various		$1,081.4	$1,213.4	1.1x	NM	NM
Coinvestment and SMA's (10)	Various		$576.0	$693.3	1.2x	NM	NM
Total Funds in the Investment Period			$5,012.4	$5,730.5	1.1x	NM	NM
TOTAL Global Credit			$11,484.3	$14,551.2	1.3x	12%	6%

Page | 25

Investment Solutions Fund Performance (Unaudited)

			TOTAL INVESTMENTS
			As of June 30, 2019
Investment Solutions (19)	Vintage Year	Fund Size	Cumulative Invested Capital (2)(20)	Total Fair Value (3)(20)	MOIC (4)	Gross IRR (12) (21)	Net IRR (8) (12)
	(Reported in Local Currency, in Millions)
AlpInvest
Fully Committed Funds (18)
Main Fund I - Fund Investments	2000	€5,174.6	€4,313.9	€7,093.1	1.6x	12%	11%
Main Fund II - Fund Investments	2003	€4,545.0	€4,887.8	€7,864.7	1.6x	10%	9%
Main Fund III - Fund Investments	2005	€11,500.0	€13,054.7	€21,580.7	1.7x	10%	10%
Main Fund IV - Fund Investments	2009	€4,877.3	€5,370.8	€9,506.8	1.8x	17%	16%
Main Fund V - Fund Investments	2012	€5,080.0	€4,931.6	€7,291.2	1.5x	16%	15%
Main Fund VI - Fund Investments	2015	€1,106.4	€772.5	€986.7	1.3x	18%	16%
Main Fund I - Secondary Investments	2002	€519.4	€480.3	€908.8	1.9x	58%	54%
Main Fund II - Secondary Investments	2003	€998.4	€1,021.4	€1,867.0	1.8x	27%	26%
Main Fund III - Secondary Investments	2006	€2,250.0	€2,384.3	€3,658.9	1.5x	11%	10%
Main Fund IV - Secondary Investments	2010	€1,859.1	€1,962.6	€3,359.5	1.7x	19%	18%
Main Fund V - Secondary Investments	2011	€4,272.8	€4,096.9	€6,719.3	1.6x	21%	19%
Main Fund II - Co-Investments	2003	€1,090.0	€911.3	€2,531.2	2.8x	44%	42%
Main Fund III - Co-Investments	2006	€2,760.0	€2,819.1	€3,958.5	1.4x	5%	5%
Main Fund IV - Co-Investments	2010	€1,475.0	€1,364.8	€3,606.4	2.6x	24%	22%
Main Fund V - Co-Investments	2012	€1,122.2	€1,038.7	€2,468.5	2.4x	28%	26%
Main Fund VI - Co-Investments	2014	€1,114.6	€945.8	€2,036.9	2.2x	29%	27%
Main Fund II - Mezzanine Investments	2004	€700.0	€765.9	€1,060.0	1.4x	8%	7%
Main Fund III - Mezzanine Investments	2006	€2,000.0	€1,999.5	€2,712.2	1.4x	10%	9%
All Other Funds (22)	Various		€2,931.1	€4,032.7	1.4x	14%	11%
Total Fully Committed Funds			€56,053.0	€93,243.1	1.7x	13%	12%
Funds in the Commitment Period (18)
Main Fund VI - Secondary Investments	2017	€5,200.0	€2,562.7	€3,033.3	1.2x	NM	NM
Main Fund VII - Co-Investments	2017	€2,500.2	€1,186.6	€1,371.2	1.2x	NM	NM
All Other Funds (22)	Various		€1,145.1	€1,278.3	1.1x	13%	11%
Total Funds in the Commitment Period			€4,894.5	€5,682.8	1.2x	17%	13%
TOTAL ALPINVEST			€60,947.5	€98,925.8	1.6x	13%	12%
TOTAL ALPINVEST (USD) (23)			$69,234.9	$112,377.4	1.6x

Metropolitan Real Estate
Fully Committed Funds (18)	Various		$3,060.4	$4,000.8	1.3x	7%	4%

MRE Secondaries Fund II	2017	$1,163.0	$177.7	$204.6	1.2x	NM	NM
All Other Funds in the Commitment Period	Various		$122.0	$132.1	1.1x	NM	NM
Funds in the Commitment Period (18)			$299.6	$336.7	1.1x	12%	2%

TOTAL METROPOLITAN REAL ESTATE			$3,360.1	$4,337.6	1.3x	7%	4%

See Notes at end of document.

Page | 26

Remaining Fair Value Analysis (Unaudited)

	Remaining Fair Value (1)	Unrealized MOIC (2)	Total MOIC (3)	% Invested (4)	In Accrued Carry/ (Clawback) (5)	LTM Realized Carry/ (Clawback) (6)	Catch-up Rate	Fee Initiation Date (7)	Quarters Since Fee Initiation	Original Investment Period End Date
	As of June 30, 2019
Corporate Private Equity	(Reported in Local Currency, in Millions)
CP VI	$12,824.7	1.2x	1.5x	99%	X		100%	Jun-13	25	May-18
CP VII	$6,566.1	1.0x	1.0x	36%			100%	May-18	5	May-24
CEP IV	€4,049.5	1.5x	1.3x	101%	X		100%	Sep-14	20	Aug-19
CAP IV	$3,903.9	1.3x	1.4x	102%	X		100%	Jul-13	24	Nov-18
CGP	$3,105.9	1.1x	1.2x	79%	X		100%	Jan-15	18	Dec-20
CP V	$2,025.5	0.7x	2.1x	96%	X	X	100%	Jun-07	49	May-13
CEOF II	$1,680.2	1.1x	1.1x	68%			80%	Nov-15	15	Mar-21
CAP V	$1,320.4	1.1x	1.1x	17%			100%	Jun-18	5	Jun-24
CJP III	¥125,875.2	1.7x	2.0x	78%	X		100%	Sep-13	24	Feb-20
CEP V	€906.0	1.0x	1.0x	14%			100%	Oct-18	3	Oct-24
CGFSP II	$811.6	1.4x	1.6x	94%	X		100%	Jun-13	25	Dec-17
CETP III	€670.9	1.5x	1.9x	80%	X	X	100%	Jul-14	20	May-20
CEP III	€620.8	1.0x	2.3x	97%	X	X	100%	Jul-07	48	Dec-12
CEOF I	$669.7	1.1x	1.5x	105%	X		80%	Sep-11	32	May-17
CAP III	$318.0	0.8x	1.9x	100%	X	X	100%	Jun-08	45	May-14
CGFSP III	$298.5	1.2x	1.2x	25%			100%	May-18	5	Dec-23
CP IV	$256.4	2.7x	2.4x	97%	X	X	80%	Apr-05	57	Dec-10
CAGP IV	$237.4	0.7x	1.4x	92%			100%	Aug-08	44	Jun-14
All Other Funds (8)	$2,449.1	1.2x	2.1x		NM	NM
Coinvestment and SMA's (9)	$6,675.2	1.0x	2.0x		NM	NM
Total Corporate Private Equity (12)	$51,406.1	1.1x	1.8x

Real Assets
NGP XI	$5,160.3	1.3x	1.4x	87%	X		80%	Feb-15	18	Oct-19
CRP VII	$3,279.0	1.4x	1.5x	87%	X	X	80%	Jun-14	21	Mar-19
CIEP I	$2,358.5	1.6x	1.6x	74%	X		80%	Oct-13	23	Sep-19
CPI	$2,096.2	1.0x	1.2x	n/a	X		50%	May-16	13	n/a
CRP VIII	$1,542.3	1.1x	1.1x	26%			80%	Aug-17	8	May-22
Renew II	$1,459.8	0.7x	1.5x	83%	(X)		80%	Mar-08	46	May-14
Energy IV	$1,433.4	0.8x	1.3x	107%		(X)	80%	Feb-08	46	Dec-13
NGP XII	$1,309.9	1.1x	1.1x	29%			80%	Nov-17	7	Oct-19
CRP V	$1,296.0	3.4x	1.7x	112%	X		50%	Nov-06	51	Nov-11
NGP X	$1,157.4	0.8x	1.2x	92%			80%	Jan-12	30	May-17
CPP II	$1,053.7	1.2x	1.2x	72%			80%	Sep-14	20	Apr-21
CRP VI	$462.8	1.2x	1.8x	93%	X	X	50%	Mar-11	34	Mar-16
CRP IV	$342.1	3.5x	1.6x	133%			50%	Jan-05	58	Dec-09
CRP III	$335.9	141.9x	3.6x	93%	X	X	50%	Mar-01	74	May-05
Energy III	$267.4	0.6x	1.5x	94%			80%	Nov-05	55	Oct-11
CEREP III	€116.5	0.9x	1.2x	92%			67%	Jun-07	49	May-11
All Other Funds (10)	$760.9	0.9x	1.2x		NM	NM
Coinvestment and SMA's (9)	$2,870.9	1.3x	1.7x		NM	NM
Total Real Assets (12)	$27,318.8	1.2x	1.4x

Global Credit
CEMOF II	$1,518.0	1.0x	1.1x	55%			100%	Dec-15	15	Feb-20
CSP IV	$832.8	1.1x	1.2x	43%	X		100%	Feb-17	10	Dec-20
CCOF	$682.9	1.0x	1.1x	30%	X		100%	Oct-17	7	Jun-22
CEMOF I	$605.7	0.4x	0.8x	116%			100%	Dec-10	35	Dec-15
CSP III	$303.9	1.1x	1.6x	100%	X	X	80%	Dec-11	31	Aug-15
All Other Funds (11)	$1,117.3	1.4x	1.5x		NM	NM
Coinvestment and SMA's (9)	$829.1	0.7x	1.0x		NM	NM
Total Global Credit	$5,889.8	0.9x	1.3x
See Notes at end of document.

Page | 27

Reconciliation for Total Segment Information (Unaudited)

	Three Months Ended June 30, 2018
	Total Reportable Segments	Consolidated Funds	Reconciling Items		Carlyle Consolidated
	(Dollars in millions)
Revenues	$462.6	$53.6	$377.4	(a)	$893.6
Expenses	$348.1	$62.0	$243.6	(b)	$653.7
Other income	$—	$12.9	$—	(c)	$12.9
Distributable Earnings	$114.5	$4.5	$133.8	(d)	$252.8	(1)

	Three Months Ended September 30, 2018
	Total Reportable Segments	Consolidated Funds	Reconciling Items		Carlyle Consolidated
	(Dollars in millions)
Revenues	$641.3	$60.5	$(22.7)	(a)	$679.1
Expenses	$431.3	$51.0	$133.3	(b)	$615.6
Other income	$—	$(2.9)	$—	(c)	$(2.9)
Distributable Earnings	$210.0	$6.6	$(156.0)	(d)	$60.6	(1)

	Three Months Ended December 31, 2018
	Total Reportable Segments	Consolidated Funds	Reconciling Items		Carlyle Consolidated
	(Dollars in millions)
Revenues	$545.4	$53.1	$(446.8)	(a)	$151.7
Expenses	$334.9	$56.0	$(168.0)	(b)	$222.9
Other income	$—	$(7.5)	$—	(c)	$(7.5)
Distributable Earnings	$210.5	$(10.4)	$(278.8)	(d)	$(78.7)	(1)

	Three Months Ended March 31, 2019
	Total Reportable Segments	Consolidated Funds	Reconciling Items		Carlyle Consolidated
	(Dollars in millions)
Revenues	$450.9	$52.4	$583.7	(a)	$1,087.0
Expenses	$350.1	$43.7	$208.7	(b)	$602.5
Other income	$—	$(14.2)	$—	(c)	$(14.2)
Distributable Earnings	$100.8	$(5.5)	$375.0	(d)	$470.3	(1)

	Three Months Ended June 30, 2019
	Total Reportable Segments	Consolidated Funds	Reconciling Items		Carlyle Consolidated
	(Dollars in millions)
Revenues	$550.7	$45.8	$464.6	(a)	$1,061.1
Expenses	$337.3	$36.8	$154.2	(b)	$528.3
Other loss	$—	$9.2	$—	(c)	$9.2
Distributable Earnings	$213.4	$18.2	$310.4	(d)	$542.0	(1)

1)	The amount in the "Carlyle Consolidated" column is income before provision for income taxes, which is the GAAP measure that is most directly comparable to Distributable Earnings.

Page | 28

Reconciliation for Total Segment Information, cont. (Unaudited)

(a)
The Revenues adjustment principally represents unrealized performance revenues, unrealized principal investment income, revenues earned from the Consolidated Funds that were eliminated in consolidation to arrive at Carlyle’s total revenues, adjustments for amounts attributable to non-controlling interests in consolidated entities, adjustments related to expenses associated with the investments in NGP Management and its affiliates that are included in operating captions or are excluded from the segment results and the inclusion of tax expenses associated with certain performance fees, as detailed below:

	Three Months Ended
	Jun 30, 2018	Sep 30, 2018	Dec 31, 2018	Mar 31, 2019	Jun 30, 2019
	(Dollars in millions)
Unrealized performance revenues	$370.0	$(35.3)	$(483.9)	$301.8	$167.3
Unrealized principal investment income	7.6	6.9	23.4	238.6	234.9
Adjusted unrealized principal investment income from investment in Fortitude Re	—	—	11.7	27.0	40.1
Adjustments related to expenses associated with the investments in NGP Management and its affiliates	(4.9)	(4.7)	(4.6)	(4.0)	(4.1)
Tax expense (benefit) associated with performance revenues	(5.5)	0.2	0.1	—	—
Non-Carlyle economic interests in acquired businesses and other adjustments to present certain costs on a net basis	35.5	27.5	9.2	20.4	42.7
Elimination of revenues of Consolidated Funds	(25.3)	(17.3)	(2.7)	(0.1)	(16.3)
	$377.4	$(22.7)	$(446.8)	$583.7	$464.6

(b)
The Expense adjustment represents the elimination of intercompany expenses of the Consolidated Funds payable to Carlyle, the inclusion of equity-based compensation, unrealized performance revenues related compensation and certain tax expenses associated with realized performance revenue compensation, adjustments related to expenses associated with the investments in NGP Management and its affiliates that are included in operating captions, changes in the tax receivable agreement liability and charges and credits associated with Carlyle corporate actions and non-recurring items, as detailed below:

	Three Months Ended
	Jun 30, 2018	Sep 30, 2018	Dec 31, 2018	Mar 31, 2019	Jun 30, 2019
	(Dollars in millions)
Unrealized performance revenues related compensation	$170.0	$19.3	$(231.4)	$146.0	$84.9
Equity-based compensation	68.4	52.0	44.0	39.4	38.3
Acquisition related charges, including amortization of intangibles and impairment	9.2	2.4	6.1	12.0	15.4
Other non-operating expense (income)	0.3	0.3	0.2	0.3	0.4
Tax (expense) benefit associated with performance revenues related compensation	(1.7)	(12.5)	9.6	(6.1)	3.6
Non-Carlyle economic interests in acquired businesses and other adjustments to present certain costs on a net basis	9.8	8.1	12.9	20.9	10.0
Lease assignment and termination costs	3.4	63.5	—	—	—
Debt extinguishment costs	—	7.8	—	0.1	—
Severance and other adjustments	0.9	2.9	3.7	1.7	10.9
Elimination of expenses of Consolidated Funds	(16.7)	(10.5)	(13.1)	(5.6)	(9.3)
	$243.6	$133.3	$(168.0)	$208.7	$154.2

(c)	The Other Income (Loss) adjustment results from the Consolidated Funds which were eliminated in consolidation to arrive at Carlyle’s total Other Income (Loss).

Page | 29

(d)	Reconciliation for Distributable Earnings and Fee Related Earnings (Unaudited)

	Three Months Ended					Twelve Months Ended
	Jun 30, 2018	Sep 30, 2018	Dec 31, 2018	Mar 31, 2019	Jun 30, 2019	Jun 30, 2019
	(Dollars in millions)
Income before provision for income taxes	$252.8	$60.6	$(78.7)	$470.3	$542.0	$994.2
Adjustments:
Net unrealized performance revenues	(200.0)	54.6	252.5	(155.8)	(82.4)	68.9
Unrealized principal investment income (1)	(7.6)	(6.9)	(23.4)	(238.6)	(234.9)	(503.8)
Adjusted unrealized principal investment income from investment in Fortitude Re	—	—	(11.7)	(27.0)	(40.1)	(78.8)
Equity-based compensation (2)	68.4	52.0	44.0	39.4	38.3	173.7
Acquisition related charges, including amortization of intangibles and impairment	9.2	2.4	6.1	12.0	15.4	35.9
Other non-operating expense (income)	0.3	0.3	0.2	0.3	0.4	1.2
Tax (expense) benefit associated with performance revenues	3.8	(12.7)	9.5	(6.1)	3.6	(5.7)
Net (income) loss attributable to non-controlling interests in consolidated entities	(16.7)	(14.5)	8.3	4.5	(39.8)	(41.5)
Lease assignment and termination costs	3.4	63.5	—	—	—	63.5
Debt extinguishment costs	—	7.8	—	0.1	—	7.9
Severance and other adjustments	0.9	2.9	3.7	1.7	10.9	19.2
Distributable Earnings	$114.5	$210.0	$210.5	$100.8	$213.4	$734.7
Realized net performance revenues	49.6	123.9	43.1	7.0	20.8	194.8
Realized principal investment income (loss)	17.7	7.0	4.7	4.1	73.9	89.7
Net interest	10.6	9.9	12.7	13.6	14.0	50.2
Fee Related Earnings	$57.8	$89.0	$175.4	$103.3	$132.7	$500.4

(1)
The three months ended June 30, 2019, March 31, 2019 and December 31, 2018 include $231 million, $229 million and $46 million, respectively, in gains from changes in the fair value of embedded derivatives at Fortitude Re as a result of accounting principles related to derivatives and hedging.

(2)
Equity-based compensation for the three months ended June 30, 2019 includes $3.6 million which is included in principal investment income and general, administrative and other expenses in our U.S. GAAP statement of operations, as well as $0.1 million related to units issued in conjunction with a previous acquisition.

Page | 30

The Carlyle Group L.P.
GAAP Balance Sheet (Unaudited)

	As of June 30, 2019
	Consolidated Operating Entities	Consolidated Funds	Eliminations	Consolidated
	(Dollars in millions)
Assets
Cash and cash equivalents	$669.2	$—	$—	$669.2
Cash and cash equivalents held at Consolidated Funds	—	214.3	—	214.3
Restricted cash	14.4	—	—	14.4
Investments, including performance allocations of $3,907.1 million	6,891.0	—	(184.0)	6,707.0
Investments of Consolidated Funds	—	4,759.6	—	4,759.6
Due from affiliates and other receivables, net	389.9	—	(76.7)	313.2
Due from affiliates and other receivables of Consolidated Funds, net	—	81.8	—	81.8
Fixed assets, net	106.1	—	—	106.1
Lease right-of-use assets, net	231.3	—	—	231.3
Deposits and other	62.6	—	—	62.6
Intangible assets, net	70.3	—	—	70.3
Deferred tax assets	171.0	—	—	171.0
Total assets	$8,605.8	$5,055.7	$(260.7)	$13,400.8
Liabilities and partners’ capital
Debt obligations	$1,531.8	$—	$—	$1,531.8
Loans payable of Consolidated Funds	—	4,506.3	—	4,506.3
Accounts payable, accrued expenses and other liabilities	337.5	—	—	337.5
Accrued compensation and benefits	2,413.4	—	—	2,413.4
Due to affiliates	192.1	71.5	(71.5)	192.1
Deferred revenue	91.5	—	—	91.5
Deferred tax liabilities	60.7	—	—	60.7
Other liabilities of Consolidated Funds	—	278.1	—	278.1
Lease liabilities	307.9	—	—	307.9
Accrued giveback obligations	63.2	—	—	63.2
Total liabilities	4,998.1	4,855.9	(71.5)	9,782.5

Total partners’ capital	3,607.7	199.8	(189.2)	3,618.3
Total liabilities and partners’ capital	$8,605.8	$5,055.7	$(260.7)	$13,400.8

Page | 31

NOTES

Non-GAAP Financial Measures

This press release contains financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America. These non-GAAP financial measures should be considered in addition to and not as a substitute for, or superior to, financial measures presented in accordance with U.S. GAAP. The reasons management believes that these non-GAAP financial measures provide useful information are set forth in our most recent Annual Report on Form 10-K filed with the SEC.
Notes on Carlyle Consolidated GAAP Results (Page 3)

(1)
Income before provision for income taxes is the GAAP measure that is most directly comparable to Distributable Earnings, which management uses to measure the performance of the business.  A full reconciliation is included on page 29. See “Non-GAAP Financial Information and Other Key Terms” for additional information.

(2)
Modified coinsurance is subject to the general accounting principles for derivatives and hedging, specifically the guidance originally issued as Derivatives Implementation Group Issue No. B36: Embedded Derivatives: Modified Coinsurance Agreements and Debt Instruments That Incorporate Credit Risk Exposures That Are Unrelated or Only Partially Related to the Creditworthiness of the Obligor under Those Instruments (“DIG B36”).

Notes on Non-GAAP Operating Results (Page 4)

(1)
Represents the implied provision for current income taxes that was calculated using a similar methodology as that used in calculating the provision for income taxes for The Carlyle Group L.P., without any reduction for non-controlling interests.

(2)	Represents current corporate income taxes payable on Distributable Earnings allocated to Carlyle Holdings I GP Inc. and estimated current Tax Receivable Agreement payments owed.
Notes on Carry Fund Appreciation and Net Accrued Performance Revenues (Page 5)

(1)
Appreciation/(Depreciation) represents unrealized gain/(loss) for the period on a total return basis before fees and expenses. The percentage of return is calculated as: ending remaining investment fair market value plus net investment outflow (sales proceeds minus net purchases) minus beginning remaining investment fair market value divided by beginning remaining investment fair market value. Fund only, does not include co-investment.

(2)
We generally earn performance revenues (or carried interest) from our carry funds representing a 20% allocation of profits generated on third-party capital, and on which the general partner receives a special residual allocation of income from limited partners, which we refer to as carried interest, in the event that specified investment returns are achieved by the fund. Disclosures referring to carry funds also include the impact of certain commitments that do not earn carried interest, but are either part of, or associated with our carry funds. The rate of carried interest, as well as the share of carried interest allocated to Carlyle, may vary across the carry fund platform. See “Non-GAAP Financial Information and Other Key Terms” for more information.

(3)	Natural Resources is comprised of NGP, infrastructure, power and international energy funds.

(4)
Includes the change in performance revenue accrual driven by positive or negative movements in portfolio valuation, incremental preferred return and fees, foreign exchange fluctuations and acquisition/divestiture activity.

Note on Investment Solutions (Page 10)

(1)	Includes Mezzanine funds.
Notes on Total Assets Under Management (Page 12)

(1)	Primarily comprised of expiring dry powder, the impact of capital calls for fees and expenses and changes in gross asset value for our business development companies.

Page | 32

(2)
Available capital refers to the amount of capital commitments available to be called for investments, which may be reduced for equity invested that is funded via fund credit facility and expected to be called from investors at a later date, plus any additional assets/liabilities at the fund level other than active investments. Amounts previously called may be added back to available capital following certain distributions.

(3)
Remaining Fair Value generally reflects the unrealized carrying value of investments for all carry funds, related co-investment vehicles and separately managed accounts, the aggregate collateral balance of our CLOs and other securitization vehicles, and the gross asset value of our business development companies.

(4)
The In-Carry Ratio represents the percentage of Remaining Fair Value in our Corporate Private Equity, Real Assets and Global Credit carry funds, which is accruing performance revenue as of the quarter-end reporting date. This metric does not address the realization of performance revenue.

(5)
Reflects the percentage of Remaining Fair Value attributable to investments originated in Q2 2015 or prior. Investments that include follow-on tranches are fully recognized based on the date of the initial investment activity.

Notes on Total AUM Roll Forward (Page 22)

(1)	Acquisition activity represents Carlyle Aviation Partners (formerly Apollo Aviation Group) assets which were acquired in a transaction that closed in December 2018.

(2)
New Commitments reflects the impact of gross fundraising during the period. For funds or vehicles denominated in foreign currencies, this reflects translation at the average quarterly rate, while the separately reported Fundraising metric is translated at the spot rate for each individual closing.

(3)
Outflows includes distributions in our carry funds, related co-investment vehicles, separately managed accounts and the NGP Predecessor Funds, gross redemptions in our open-ended funds, and runoff of CLO collateral balances.

(4)
Market Appreciation/(Depreciation) generally represents realized and unrealized gains (losses) on portfolio investments in our carry funds and related co-investment vehicles, the NGP Predecessor Funds and separately managed accounts.

(5)
Represents the impact of foreign exchange rate fluctuations on the translation of our non-U.S. dollar denominated funds. Activity during the period is translated at the average rate for the period. Ending balances are translated at the spot rate as of the period end.

(6)	Includes expiring available capital, the impact of capital calls for fees and expenses, change in gross asset value for our business development companies and other changes in AUM.

(7)
The fair market values for our Investment Solutions carry funds are based on the latest available valuations of the underlying limited partnership interests (in most cases as of March 31, 2019) as provided by their general partners, plus the net cash flows since the latest valuation, up to June 30, 2019.

Notes on Fee-earning AUM Roll Forward (Page 22)

(8)	Acquisition activity represents Carlyle Aviation Partners (formerly Apollo Aviation Group) assets which were acquired in a transaction that closed in December 2018.

(9)
Inflows represents limited partner capital raised by our carry funds or separately managed accounts for which management fees based on commitments were activated during the period, the fee-earning commitments invested in vehicles for which management fees are based on invested capital, the fee-earning collateral balance of new CLO issuances, as well as gross subscriptions in our vehicles for which management fees are based on net asset value. Inflows exclude fundraising amounts during the period for which fees have not yet been activated, which are referenced as Pending Fee-earning AUM.

(10)
Outflows represents the impact of limited partner distributions from vehicles with management fees based on remaining invested capital at cost or fair value, changes in basis for funds where the investment period, weighted-average investment period or commitment fee period has expired during the period, reductions for funds that are no longer

Page | 33

calling for fees, gross redemptions in our open-ended funds, and runoff of CLO collateral balances. Distributions for funds earning management fees based on commitments during the period do not affect Fee-earning AUM.

(11)	Market Appreciation/(Depreciation) represents realized and unrealized gains (losses) on portfolio investments in our carry funds based on the lower of cost or fair value and net asset value.

(12)
Includes activity of funds with fees based on gross asset value. Represents the impact of foreign exchange rate fluctuations on the translation of our non-U.S. dollar denominated funds. Activity during the period is translated at the average rate for the period. Ending balances are translated at the spot rate as of the period end.

(13)
Energy III, Energy IV, and Renew II (collectively, the “Legacy Energy Funds”), are managed with Riverstone Holdings LLC and its affiliates. Affiliates of both Carlyle and Riverstone act as investment advisers to each of the Legacy Energy Funds. Carlyle has a minority representation on the management committees of Energy IV and Renew II. Carlyle and Riverstone each hold half of the seats on the management committee of Energy III, but the investment period for this fund has expired and the remaining investments in such fund are being disposed of in the ordinary course of business.

Notes on Fund Performance Tables (Page 23)

(1)
The data presented herein that provides “inception to date” performance results of our segments relates to the period following the formation of the first fund within each segment. For our Corporate Private Equity segment our first fund was formed in 1990. For our Real Assets segment our first fund was formed in 1997. For our Global Credit segment our first carry fund was formed in 2004.

(2)	Represents the original cost of investments since inception of the fund.

(3)	Represents all realized proceeds combined with remaining fair value, before management fees, expenses and carried interest.

(4)	Multiple of invested capital (“MOIC”) represents total fair value, before management fees, expenses and carried interest, divided by cumulative invested capital.

(5)
An investment is considered realized when the investment fund has completely exited, and ceases to own an interest in, the investment. An investment is considered partially realized when the total amount of proceeds received in respect of such investment, including dividends, interest or other distributions and/or return of capital, represents at least 85% of invested capital and such investment is not yet fully realized. Because part of our value creation strategy involves pursuing best exit alternatives, we believe information regarding Realized/Partially Realized MOIC and Gross IRR, when considered together with the other investment performance metrics presented, provides investors with meaningful information regarding our investment performance by removing the impact of investments where significant realization activity has not yet occurred. Realized/Partially Realized MOIC and Gross IRR have limitations as measures of investment performance, and should not be considered in isolation. Such limitations include the fact that these measures do not include the performance of earlier stage and other investments that do not satisfy the criteria provided above. The exclusion of such investments will have a positive impact on Realized/Partially Realized MOIC and Gross IRR in instances when the MOIC and Gross IRR in respect of such investments are less than the aggregate MOIC and Gross IRR. Our measurements of Realized/Partially Realized MOIC and Gross IRR may not be comparable to those of other companies that use similarly titled measures. We do not present Realized/Partially Realized performance information separately for funds that are still in the investment period because of the relatively insignificant level of realizations for funds of this type. However, to the extent such funds have had realizations, they are included in the Realized/Partially Realized performance information presented for Total Corporate Private Equity and Total Real Assets.

(6)
Fully Invested funds are past the expiration date of the investment period as defined in the respective limited partnership agreement. In instances where a successor fund has had its first capital call, the predecessor fund is categorized as fully invested.

(7)
Gross Internal Rate of Return (“Gross IRR”) represents the annualized IRR for the period indicated on Limited Partner invested capital based on contributions, distributions and unrealized value before management fees, expenses and carried interest.

Page | 34

(8)
Net Internal Rate of Return (“Net IRR”) represents the annualized IRR for the period indicated on Limited Partner invested capital based on contributions, distributions and unrealized value after management fees, expenses and carried interest. Fund level IRRs are based on aggregate Limited Partner cash flows, and this blended return may differ from that of individual Limited Partners. As a result, certain funds may generate accrued performance revenues with a blended Net IRR that is below the preferred return hurdle for that fund.

(9)	Aggregate includes the following funds: CP I, CMG, CVP I, CVP II, CUSGF III, CEVP, CETP I, CAVP I, CAVP II, CAGP III, CSABF, CPF I, Mexico, CBPF, CCI, CSSAF, and MENA.

(10)	Includes coinvestments, separately managed accounts (SMA’s) and certain other stand-alone investments arranged by us.

(11)	Aggregate, which is considered not meaningful, includes the following funds and their respective commencement dates: CAGP V (May 2016), and CBPF II (November 2017).

(12)
For funds marked “NM,” IRR may be positive or negative, but is considered not meaningful because of the limited time since initial investment and early stage of capital deployment. For funds marked “Neg,” IRR is negative as of reporting period end.

(13)	For purposes of aggregation, funds that report in foreign currency have been converted to U.S. dollars at the reporting period spot rate.

(14)	Aggregate includes the following funds: CRP I, CRP II, CAREP I, CAREP II, CRCP I, CPOCP, NGP GAP, Energy I, and Renew I.

(15)	Aggregate includes CCR and CER. Return is considered not meaningful, as the investment period commenced in October 2016 for CCR and December 2017 for CER.

(16)	Aggregate includes the following funds: CMP I, CMP II, CSP I, CASCOF, SASOF II, and SASOF III.

(17)	Represents the original cost of investments net of investment level recallable proceeds which is adjusted to reflect recyclability of invested capital for the purpose of calculating the fund MOIC.

(18)	Fully Committed funds are past the expiration date of the commitment period as defined in the respective limited partnership agreement.

(19)
Includes private equity and mezzanine primary fund investments, secondary fund investments and co-investments originated by the AlpInvest team, as well as real estate primary fund investments, secondary fund investments and co-investments originated by the Metropolitan Real Estate team. Main Fund line items for each strategy reflect aggregated amounts and performance for commingled funds and associated managed accounts or mandates. Excluded from the performance information shown are a) investments that were not originated by AlpInvest, and b) Direct Investments, which was spun off from AlpInvest in 2005. As of June 30, 2019, these excluded investments represent $0.2 billion of AUM at AlpInvest.

(20)	To exclude the impact of FX, all AlpInvest foreign currency cash flows have been converted to Euro at the reporting period spot rate.

(21)
Gross Internal Rate of Return (“Gross IRR”) represents the annualized IRR for the period indicated on Limited Partner invested capital based on investment contributions, distributions and unrealized value of the underlying investments, before management fees, expenses and carried interest at the AlpInvest/Metropolitan Real Estate level.

(22)
Aggregate includes Main Fund VII - Fund Investments, Main Fund VIII - Fund Investments, Main Fund IX - Fund Investments, Main Fund I - Co-Investments, Main Fund I - Mezzanine Investments, Main Fund IV - Mezzanine Investments, Main Fund V - Mezzanine Investments, AlpInvest CleanTech Funds and funds which are not included as part of a main fund.

(23)	Represents the U.S. dollar equivalent balance translated at the spot rate as of period end.

Page | 35

Notes on Remaining Fair Value Analysis (Page 27)

(1)
Remaining Fair Value reflects the unrealized carrying value of investments for Corporate Private Equity, Real Assets and Global Credit carry funds and related co-investment vehicles. Significant funds with remaining fair value of greater than $100 million are listed individually.

(2)	Unrealized multiple of invested capital (“MOIC”) represents remaining fair market value, before management fees, expenses and carried interest, divided by remaining investment cost.

(3)
Total MOIC represents total fair value (realized proceeds combined with remaining fair value), before management fees, expenses and carried interest, divided by cumulative invested capital. For certain funds, represents the original cost of investments net of investment-level recallable proceeds, which is adjusted to reflect recyclability of invested capital for the purpose of calculating the fund MOIC.

(4)	Represents cumulative invested capital as of the reporting period divided by total commitments. Amount can be greater than 100% due to the re-investment of recallable distributions to fund investors.

(5)	Fund has a net accrued performance revenue balance/(giveback obligation) as of the current quarter end, driven by a significant portion of the fund’s asset base.

(6)	Fund has generated realized net performance revenues/(realized giveback) in the last twelve months.

(7)	Represents the date of the first capital contribution for management fees.

(8)
Aggregate includes the following funds: CMG, CP I, CP II, CP III, CEP I, CEP II, CAP I, CAP II, CBPF, CBPF II, CJP I, CJP II, CEVP, CETP I, CETP II, CCI, CAVP I, CAVP II, CAGP III, CAGP V, Mexico, MENA, CSABF, CSSAF, CPF, CGFSP I, CVP I, CVP II, and CUSGF III. In Accrued Carry/(Clawback) and LTM Realized Carry not indicated because the indicator does not apply to each fund within the aggregate.

(9)
Includes co-investments, prefund investments, separately managed accounts (SMA’s) and certain other stand-alone investments arranged by us. In Accrued Carry/(Clawback) and LTM Realized Carry not indicated because the indicator does not apply to each fund within the aggregate.

(10)
Aggregate includes the following funds: CRP I, CRP II, CRCP I, CEREP I, CEREP II, CER, CAREP I, CAREP II, CCR, CPOCP, CIP, CGI, NGP GAP, Energy I, Energy II and Renew I. In Accrued Carry/(Clawback) and LTM Realized Carry not indicated because the indicator does not apply to each fund within the aggregate.

(11)
Aggregate includes the following funds: CSP I, CSP II, CMP I, CMP II, CSC, CASCOF, SASOF II, SASOF III, and SASOF IV. In Accrued Carry/(Clawback) and LTM Realized Carry not indicated because the indicator does not apply to each fund within the aggregate.

(12)	For purposes of aggregation, funds that report in foreign currency have been converted to U.S. dollars at the reporting period spot rate.

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